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                                                                    Exhibit 99.1

SYBASE

                                 PRESS RELEASES

                 SYBASE REPORTS STRONG FOURTH QUARTER AND YEAR-
                        END RESULTS BASED ON HIGH DEMAND
                               FOR MOBILE AND E-
                               BUSINESS SOLUTIONS



      COMPANY INVESTS IN STRATEGIC MARKET OPPORTUNITIES; INCREASES STAKE IN
             GROWING BUSINESS-TO-BUSINESS INTERNET SOLUTIONS MARKET

EMERYVILLE, CA , JANUARY 20, 2000 --

Sybase, Inc. (NASDAQ: SYBS) today reported fourth quarter earnings per share
(EPS) of $0.32 compared to analysts expectations of $0.21 EPS for the quarter ended December 31, 1999 and $0.76 EPS for the year ended December 31, 1999, exceeding analysts expectations of $0.62 EPS.

Net income for the fourth quarter of 1999 was $26 million as compared to a net loss of $15 million for the same period in 1998. Quarter-on-quarter, total revenues increased by 9.7 percent to $237 million in the fourth quarter from $216 million in the third quarter of 1999. Cash and investments at year end were $353 million, as compared to $250 million in 1998 - a 41 percent increase. Days sales outstanding for the fourth quarter was 69 days.

"The fourth quarter was the second most profitable quarter and 1999 was the second most profitable year in Sybase's history," said John Chen, Sybase chairman, president and chief executive officer. "Our results clearly demonstrate that we have effectively executed against our 1999 business objectives.

"We enter Year 2000 with a strong balance sheet and a clear vision of the three areas driving our growth," said Chen. "Those are the Enterprise Portal market, where we aim to be the pre-eminent supplier e-commerce software infrastructure; the wireless and mobile solutions arena; and e-Business solutions for vertical markets, including financial services, telecommunications and media, healthcare and government markets."

"Hurwitz Group recommends that organizations consider implementing an EIP as IT infrastructure for e-Business. Furthermore, these organizations should note that
- of the software vendors that have thus far announced product plans for an EIP
- Sybase's
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strategy and product set are by far the most impressive," said Philip
Russom, director, Data Warehousing and Business Intelligence at Hurwitz Group.

Sybase's recent acquisitions and strategic investments in the financial services market show the company's commitment to delivering enterprise class e-Business solutions for vertical markets. Highlights over the last 12 months included: - The acquisition, signed today, of Home Financial Network and the subsequent formation of a new company targeted at the financial services community. This new company is designed to provide integrated e-business-to-business and e-business-to-consumer systems, end-to-end Web-based retail financial services, securities trading and straight-through processing technology and services - The acquisition of Data Warehouse Networks, providing business intelligence solutions in key vertical markets - The strategic investment in Demica, a UK-based company with a sophisticated back-end trading system for banks - The launch of Sybase Financial Server in a solution specifically tailored to the needs of banks, brokers and corporations requiring sophisticated banking application servers - The announcement in August of its strategy for the Enterprise Portals market - aiming to be the leader in this market - The support from market analyst firms such as GartnerGroup, Giga Information Group, META Group and Hurwitz Group for the company's portal vision - The establishment of Specialty Practices Teams worldwide. These teams are located in centers of excellence for e-Business computing in New York City, London, Frankfurt and Hong Kong. These centers are designed to deploy leading edge vertical e-Business solutions to market according to customer requirements.

About Sybase, Inc. Headquartered in Emeryville, CA, Sybase, Inc., is one of the largest global independent software companies. Sybase helps businesses integrate, manage and deliver applications, content and data anywhere they are needed. The company's products, combined with its world-class professional services and partner technologies, provide a comprehensive platform for integrated, end-to-end solutions in mobile and embedded computing, data warehousing and Web environments. Sybase focuses especially on Enterprise Portal
(EP) solutions, which give businesses the ability to extend their enterprise to customers, partners and suppliers by converting stored data into useful information, which can be organized, integrated and personalized for use anywhere at anytime. Sybase customers represent the industries leading the global economy, with strong concentrations in financial services, public sector, telecommunications and healthcare. The company's Web address is http://www.sybase.com.

Special Note: Statements in this release concerning Sybase, Inc. future growth, operating results, future products and prospects are forward looking statements that involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially include the following: sales productivity; possible disruptive effects of organizational or personnel changes; shifts in customer demand; market acceptance of the Company's products and services; customer and industry analyst perception of the Company and its technology vision and future prospects; rapid technological changes; competitive factors; unanticipated delays in scheduled product availability dates (which could result from various occurrences including development or testing difficulties, software errors, shortages in appropriately skilled software engineers and project management problems); interoperability of the Company's products with other leading software application products; general business conditions, and market growth rates in the client/server and Internet software markets; and other factors described in the Company's Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 1999.
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SYBASE

                                 PRESS RELEASES

                 SYBASE TO CREATE NEW GLOBAL FINANCIAL SERVICES
               INTERNET COMPANY WITH THE $130 MILLION ACQUISITION
                           OF HOME FINANCIAL NETWORK

                        NEW SUBSIDIARY TO COMBINE SYBASE
    FINANCIAL SERVER BUSINESS UNIT WITH HFN TO BUILD UPON AND EXPAND EXISTING
                    LEADERSHIP IN FINANCIAL SERVICES INDUSTRY

EMERYVILLE, CA , DECEMBER 01, 1999 --

In support of its aggressive strategy to be the foremost provider of industry-leading e-Business solutions, Sybase, Inc. (Nasdaq: SYBS) today announced it will acquire Home Financial Network (HFN), a privately-held Internet financial services company, and combine it with its Financial Server business unit to create a new company. The new company will be an independent subsidiary of Sybase. These transactions mark a major turning point in Sybase's history, expanding the company's market from a supplier of enterprise class infrastructure technology to one of strategic solutions.

The creation of the new company is a pivotal point in Sybase's new e-Business strategy, which is designed to extend the company into the vertical e-solutions markets. This vertical market and solution strategy is designed to augment Sybase's market presence and provide growth engines for new and existing Sybase products and professional solutions.

The mission of the new subsidiary is to become the premier provider of e-Finance technology, products and services to the world's leading financial institutions including banks, brokerage firms, insurance companies, securities firms or any other entity that wishes to deliver financial services to its customers over the Web. The company will provide global, end-to-end Internet financial solutions as well as broad-based financial middleware solutions for both business-to-business and business-to-consumer applications. This high growth market opportunity is at the nexus of the international financial services convergence that is being driven by the rapid rise of the Web as a financial services delivery vehicle for consumers as well as institutional transactions.

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Sybase recognized it had a tremendous unrealized value sitting in its Financial
Server business unit that needed to be "unlocked" by creating a new, independent subsidiary. At the same time, Sybase decided to augment the new subsidiary's solutions by acquiring HFN, a company best known for its Total Web(TM) Financial System and Stage III(TM) Architecture designed to support consumer financial services on the Internet.

"This announcement propels Sybase into an exciting new phase of its e-Business strategy, allowing us to enter new markets and extend our solutions into high-growth industries," said John Chen, chairman, chief executive officer and president of Sybase, Inc. "The extraordinary decision to combine our Financial Server business unit with HFN and form a new e-Finance solutions entity that leverages our core market strength is just one part of our long-term business strategy that will help drive our business in the future. This is just one tactic within our overall financial services strategy. It is primarily targeted at the extremely high-growth Internet and online banking market, with Sybase planning to undertake additional initiatives for the entire financial services market over time."

Sybase's Board of Directors has approved the formation of a new company to be merged with HFN. The new combined entity will be an independent, wholly-owned subsidiary of Sybase, Inc. In an agreement approved by the Board of Directors of both Sybase and HFN, Sybase will acquire HFN for a combination of cash and agreed number of shares of Sybase stock (which number was determined based on a total valuation of HFN of $130 million). Sybase has agreed to provide an additional $25 million in capital to the new company. As well, Sybase plans to contribute certain intellectual property and other assets to the new company. It is also expected that certain Sybase employees will transfer to the new company.

The new company will be led by a management team that includes Daniel M. Schley (HFN's chairman and chief executive officer), Michon M. Schenck (vice president and general manager of Sybase's Financial Server business unit) and Eric T. Jacobsen (HFN's president and chief operating officer). Consummation of the acquisition is expected to occur by the end of December and is contingent upon regulatory approval.

Both Sybase's and HFN's existing customers in the financial services market read like a who's who of the world's elite financial services organizations. Sybase customers include: Bank of America, First Union, Deutsche Bank, Dresdner Bank, ING, ABN Amro, Bank of Tokyo Mitsubishi, JP Morgan, Citibank, Bear Stearns, Lehman Brothers, Digital Insight, Equifax E-Banking Solutions, Goldman Sachs, Fidelity, Nomura Securities, Barclays Bank, Societe General, AIG, GE Capital and Swiss Bank. HFN customers include: National City, BB&T,First Hawaiian Bank, Comerica, First Tennessee, Old Kent, Marquette, Commerce Bank, Mid Atlantic Credit Unit and Emigrant Savings Bank.

"With the market demand for Internet financial services growing at a near exponential rate worldwide, it was clear that both HFN and the Sybase Financial Server business unit were clearly aligned to take advantage of this trend," said Daniel M. Schley, chairman and chief executive officer of HFN. "This exciting market opportunity is being fueled by the convergence of the financial services industry, both domestically and internationally, and the enactment of 1999 Financial Services Modernization Act is a clear recognition of this trend. The new company plans to be a catalyst to change all facets of Internet financial services and intends to be a leader in this high growth market."

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Today, Sybase enterprise software is the de facto standard in the financial services market, especially among the world's elite commercial banks and securities firms. According to the Tower Group, Sybase commands 68 percent of the production database market with Securities Industry Association firms. Creation of this new subsidiary combined with the acquisition of HFN will allow Sybase to build upon its leadership in the financial community by adding to its portfolio of middleware applications and customized Internet solutions for e-banking, brokerage and insurance customers.

ABOUT SYBASE, INC.(www.Sybase.com)

With headquarters in Emeryville, CA, Sybase, Inc. is one of the largest global independent software companies. Sybase helps businesses integrate, manage and deliver applications, content and data anywhere they are needed. The company's customers represent the industries leading the global economy, with strong concentrations in financial services, the public sector, telecommunications, media and healthcare. The company is leveraging core enterprise product strengths to capitalize on the emerging enterprise portal market to provide powerful new solutions that deliver on the promise of e-Business.

ABOUT HOME FINANCIAL NETWORK(www.hfnweb.com)

HOME FINANCIAL NETWORK, INC., headquartered in Westport, CT, is an Internet financial services company specializing in the development of customized e-Finance Web sites. Through the company's Total Web(TM) Financial System and Java-based Stage III(TM) Architecture, HFN provides financial institutions with the essential tools, technology and customization services to build profitable, sustainable relationships with their customers on the Web.

# # # # Information contained in this release with respect to the expected financial impact of the proposed transaction is forward-looking. These statements represent the company's reasonable judgement with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially. Such factors include, but are not limited to, material adverse changes in economic and competitive conditions in the markets served by the companies, material adverse changes in the business and financial condition of either or both companies and their respective customers, uncertainties concerning technological changes and future product performance, and substantial delay in the expected closing of the transaction.

Sybase is a registered trademark of Sybase, Inc.

For additional press materials, bios and background on this announcement, please visit our web site at http://www.sybase.com/hfn_announcement/